Exhibit 10.2

EIGHTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

THIS EIGHTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (hereinafter called this “Amendment”) is dated as of May 3, 2016, but effective as of the Amendment Effective Date (as defined below), by and among Synergy Resources Corporation (the “Borrower”), each Lender (defined below) signatory hereto and SunTrust Bank, as Administrative Agent for the Lenders (in such capacity, together with its successors in such capacity “Administrative Agent”) and as an Issuing Bank.

W I T N E S S E T H:

WHEREAS, the Borrower, Administrative Agent and the lenders from time to time party thereto (the “Lenders”) are parties to that certain Amended and Restated Credit Agreement dated as of November 28, 2012, as amended by the following:  that certain First Amendment to Credit Agreement dated as of February 12, 2013, Second Amendment to Credit Agreement dated as of June 28, 2013, Third Amendment to Credit Agreement dated as of December 20, 2013, Fourth Amendment to Credit Agreement dated as of June 3, 2014, Fifth Amendment to Amended and Restated Credit Agreement dated as of December 15, 2014, Sixth Amendment to Amended and Restated Credit Agreement dated as of June 2, 2015 and Seventh Amendment to Amended and Restated Credit Agreement dated as of January 28, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), whereby upon the terms and conditions therein stated the Lenders have agreed to make certain loans to the Borrower;

WHEREAS, the Borrower has requested that Administrative Agent and the Lenders, as applicable, amend the Credit Agreement as set forth below; and

WHEREAS, subject to the terms and conditions hereof, Administrative Agent and the Lenders, as applicable, are willing to agree to the amendments to the Credit Agreement as set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the parties to this Amendment hereby agree as follows:

SECTION 1.        Definitions.  Unless otherwise defined in this Amendment, each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement.  The interpretive provisions set forth in Sections 1.02, 1.03 and 1.04 of the Credit Agreement shall apply to this Amendment.

SECTION 2.        Amendments to Credit Agreement.  Effective on the Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(a)           Section 1.01 (Certain Defined Terms) is amended by adding the following new definitions in proper alphabetical order:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any institution established in any EEA Member

Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eighth Amendment” means that certain Eighth Amendment to Amended and Restated Credit Agreement dated as of May 3, 2016, among the Borrower, Administrative Agent and the Lenders party thereto.

“Eighth Amendment Effective Date” means the “Amendment Effective Date” as defined in the Eighth Amendment.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Senior Notes” means unsecured notes issued by the Borrower on or after the Eighth Amendment Effective Date; provided that, the agreements and instruments governing such Debt shall not contain (a) any affirmative or negative covenant (including financial covenants) that is materially more restrictive than those set forth in this Agreement; provided that the inclusion of any covenant that is customary with respect to such type of Debt and that is not found in this Agreement shall not be deemed to be more restrictive for purposes of this clause (a), (b) any restriction on the ability of the Borrower or any of the Guarantors to amend, modify, restate or otherwise supplement this Agreement or the other Loan Documents, (c) any restrictions on the ability of any Subsidiary of the Borrower to guarantee the Indebtedness (as such Indebtedness may be amended, modified, supplemented or restated from time to time), (d) any restrictions on the ability of the Borrower or any Subsidiary of the Borrower to pledge Property as collateral security for the Indebtedness (as such Indebtedness may be amended, modified, supplemented or restated from time to time), (e) a scheduled maturity date that is earlier than 180 days after the Termination Date (as in effect on the date of issuance of such Senior Notes), (f) any amortization or other mandatory principal payments by way of a sinking fund or similar arrangement other than at the scheduled maturity thereof (except for any offer to redeem such Debt required as a result of asset sales or the occurrence of a “Change in Control” under and as defined in any indenture, loan agreement or other agreement or instrument evidencing such Debt (or a substantially similar term used therein)), or (g) any Lien securing such Debt.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(b)           The definition of “Defaulting Lender” in Section 1.01 (Certain Defined Terms) is amended by adding the following clause immediately after clause (f): “or (g) become the subject of a Bail-in Action.”.

(c)           Section 2.07(f) is amended by inserting the following as clause (iii):

“(iii)        Effective immediately upon Borrower’s issuance of Senior Notes, (1) the Borrower shall provide the Administrative Agent with written notice of such issuance and (2) the Borrowing Base shall automatically reduce by an amount equal to 25% of the stated principal amount of such Senior Notes (for purposes of this section if any such Senior Notes are issued at a discount or otherwise sold for less than “par”, the reduction shall be calculated based upon the stated principal amount without reference to such discount) which reduction shall not constitute a Scheduled Redetermination or an Interim Redetermination; provided, that the Borrowing Base reduction provided for in Section 2.07(f)(iii)(2) shall not apply (x) until the aggregate principal amount of Senior Notes issued by the Borrower exceeds $100,000,000 and then only to the extent such aggregate principal amount exceeds $100,000,000 and (y) to any portion of the proceeds of such Senior Notes used to refinance existing Debt under Senior Notes.”

(d)           Section 3.04(c)(ii) is amended by inserting “Section 2.07(f)(iii) or” immediately before “Section 9.11”.

(e)           Section 7.24 is amended by replacing the last sentence thereof with the following:

“All such agreements are in full force and effect and neither the Borrower nor any Subsidiary is in default thereunder, nor is there any uncured default by any Affiliate predecessor in interest to the Borrower or any Subsidiary or, to the Borrower’s knowledge, by any predecessor in interest to the Borrower or any Subsidiary (other than an Affiliate predecessor) or counterparty thereto, nor has the Borrower or any Subsidiary altered any material item of such agreements since the Effective Date without the prior written consent of the Lenders or as otherwise permitted by Section 9.13.”

(f)            Section 9.02(c) is amended by:

(i)        inserting the following as clause (c):

“(c)         Debt under Senior Notes and guaranties given by any Subsidiary that is a guarantor hereunder with respect thereto; provided that (i) on the date such Senior Notes are issued and immediately after giving effect to such issuance, the Borrower is in compliance on a pro forma basis with Section 9.01 of this Agreement and (ii) on the date such Senior Notes are issued (y) the Borrowing Base is reduced as required by Section 2.07(f)(iii) and (z) the Borrower has made any prepayments required by Section 3.04(c)(ii);”

(ii)       renumbering clause (c) thereof as clause (d) and inserting the words “not otherwise permitted in Section 9.02(c),” immediately following the words “not to exceed $200,000”; and

(iii)      renumbering clause (d) thereof as clause (e).

(g)           Section 9.13 is amended by replacing the existing language with the following:

“Section 9.13  Material Agreements.  The Borrower will not, and will not permit any Subsidiary to, enter into or amend or otherwise modify any Material Agreement or any other contract or agreement that involves an individual commitment from such Person of more than $200,000 in the aggregate in any twelve (12) month period, except for (a) contracts for the acquisition and/or development of Oil and Gas Properties and (b) amendments and modifications to agreements and instruments governing Debt pursuant to Senior Notes, provided that such agreements and instruments continue to meet the requirements of the defined term “Senior Notes” after giving effect to such amendments or modifications.

(h)           Article IX is amended by inserting the following as a new Section 9.21:

“Section 9.21        Senior Notes.  The Borrower will not, and will not permit any Subsidiary to, make any payments on account of principal (whether by redemption, purchase, retirement,

defeasance, set-off or otherwise), interest, premium or fees in respect of any Senior Notes prior to the scheduled maturity or due date, as applicable, thereof, except in connection with any refinancing of Debt under Senior Notes using the proceeds of Senior Notes issued pursuant to this Agreement, and except for any offer to redeem any Senior Notes required as a result of asset sales or the occurrence of a “Change in Control” under and as defined in any indenture, loan agreement or other agreement or instrument evidencing such Senior Notes (or a substantially similar term used therein).”

(i)            Article XII is amended by inserting the following as a new Section 12.19:

“Section 12.19     Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(i)            the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(ii)           the effects of any Bail-In Action on any such liability, including, if applicable:

(A)    a reduction in full or in part or cancellation of any such liability;

(B)        a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(C)        the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”

SECTION 3.        Conditions of Effectiveness. This Amendment shall become effective as of the date the following conditions precedent have been satisfied (the “Amendment Effective Date”):

(a)           The Administrative Agent shall have received a counterpart of this Amendment which shall have been executed by the Administrative Agent, the Issuing Bank, the Lenders and the Borrower (which may be by telecopy or PDF transmission).

(b)           The Administrative Agent shall have received evidence that Borrower has received aggregate cash proceeds in an amount not less than $200,000,000 from the sale or issuance of its Equity Interests.

(c)           Payment by the Borrower of the fees and expenses of the Administrative Agent’s counsel pursuant to Section 12.03(a) of the Credit Agreement, including fees and expenses in connection with the preparation, negotiation and closing of this Amendment, to the extent invoiced at least three Business Days prior to the date hereof.

(d)           All representations and warranties set forth in each of the Loan Documents (including this Amendment) shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects).

SECTION 4.        Representations and Warranties.  The Borrower represents and warrants to Administrative Agent and the Lenders, with full knowledge that such Persons are relying on the following representations and warranties in executing this Amendment, as follows:

(a)           It has the organizational power and authority to execute, deliver and perform this Amendment, and all necessary organizational action on the part of it requisite for the due execution, delivery and performance of this Amendment has been duly and effectively taken.

(b)           The Credit Agreement, as amended by this Amendment, the Loan Documents and each and every other document executed and delivered to the Administrative Agent and the Lenders in connection with this Amendment to which it is a party constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(c)           This Amendment does not and will not violate any provisions of any of the Organizational Documents of the Borrower.

(d)           No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Amendment.

(e)           On the date hereof, after giving effect to this Amendment, (i) since December 31, 2015, no Material Adverse Effect has occurred, (ii) no Default or Event of Default has occurred and is continuing, and (iii) all representations and warranties set forth in each of the Loan Documents are true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties are true and correct in all respects).

SECTION 5.        Post-Closing Deliverables.  On the date that is 60 days after the Borrower’s initial issuance of Senior Notes (a) the Borrower shall deliver to the Administrative Agent a list of all Oil and Gas Properties of the Borrower and its Subsidiaries acquired on or after the date of such issuance and (b) the Borrower and its Subsidiaries shall deliver such mortgages, deeds of trust, security agreements, financing statements and other security documents as may be requested by the Administrative Agent and in form and substance satisfactory to the Administrative Agent to cause the Indebtedness to be secured by first and prior liens on such Oil and Gas Properties.

SECTION 6.        Miscellaneous.

(a)           Reference to the Credit Agreement.  Upon the effectiveness hereof, on and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, shall mean and be a reference to the Credit Agreement as amended hereby.

(b)           Extent of Amendments; Ratification.  Except as otherwise expressly provided herein, the Credit Agreement and the other Loan Documents are not amended, waived, modified or affected by this Amendment and all of the terms and conditions of the Credit Agreement and the other Loan Documents are, and remain, in full force and effect in accordance with their respective terms.  The Borrower hereby ratifies and confirms that, after giving effect to this Amendment, (i) except as expressly amended hereby, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Credit Agreement remain in full force and effect, (ii) each of the other Loan Documents are and remain in full force and effect in accordance with their respective terms, and (iii) the collateral and the Liens on the collateral securing the Indebtedness are unimpaired by this Amendment and remain in full force and effect.

(c)           Loan Documents.  The Loan Documents, as such may be amended in accordance herewith, are and remain legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms.  This Amendment is a Loan Document.

(d)           Claims.  As additional consideration to the execution, delivery, and performance of this Amendment by the parties hereto and to induce Administrative Agent and the Lenders to enter into this Amendment, the Borrower represents and warrants that, as of the date hereof, it does not know of any defenses, counterclaims or rights of setoff to the payment of any Indebtedness of the Borrower to Administrative Agent, Issuing Bank or any Lender.

(e)           Execution and Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of this Amendment by facsimile or pdf shall be equally as effective as delivery of a manually executed counterpart.

(f)            Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York and applicable federal laws of the United States of America.

(g)           Headings.  Section headings in this Amendment are included herein for convenience and reference only and shall not constitute a part of this Amendment for any other purpose.

SECTION 7.        NO ORAL AGREEMENTS.  THE RIGHTS AND OBLIGATIONS OF EACH OF THE PARTIES TO THE LOAN DOCUMENTS SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN SUCH PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS.  THIS AMENDMENT AND THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED BY THE BORROWER, ADMINISTRATIVE AGENT, ISSUING BANK AND/OR LENDERS REPRESENT THE FINAL AGREEMENT BETWEEN SUCH PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.

SECTION 8.        No Waiver.  The Borrower hereby agrees that no Event of Default and no Default has been waived or remedied by the execution of this Amendment by the Administrative Agent or any Lender.  Nothing contained in this Amendment nor any past indulgence by the Administrative Agent, Issuing Bank or any Lender, nor any other action or inaction on behalf of the Administrative Agent, Issuing Bank or any Lender, (a) shall constitute or be deemed to constitute a waiver of any Defaults or Events of Default which may exist under the Credit Agreement or the other Loan Documents, or (b) shall constitute or be deemed to constitute an election of remedies by the Administrative Agent, Issuing Bank or any Lender, or a waiver of any of the rights or remedies of the Administrative Agent, Issuing Bank or any Lender provided in the Credit Agreement, the other Loan Documents, or otherwise afforded at law or in equity.

Signatures Pages Follow

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:	SYNERGY RESOURCES CORPORATION

	By:	/s/ James P. Henderson
James P. Henderson
Executive Vice President Finance and Chief Financial Officer

Signature Page to Eighth Amendment

SUNTRUST BANK,
as Administrative Agent and as an Issuing Bank and a Lender

By:	/s/ Yann Pirio
Name: Yann Pirio
Title: Managing Director

Signature Page to Eighth Amendment

COMMUNITY BANKS OF COLORADO,
as an Issuing Bank and as a Lender

By:	/s/ Sarah E. Burchett
Name: Sarah E. Burchett
Title: Managing Director

Signature Page to Eighth Amendment

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ George E. McKean
Name: George E. McKean
Title: Senior Vice President

Signature Page to Eighth Amendment

AMEGY BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Ronnie Causey
Name: Ronnie Causey
Title: Vice President

Signature Page to Eighth Amendment

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Darren Vanek
Name: Darren Vanek
Title: Executive Director

Signature Page to Eighth Amendment

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as a Lender

By:	/s/ Mark Roche
Name: Mark Roche
Title: Managing Director

By:	/s/ Michael Willis
Name: Michael Willis
Title: Managing Director

Signature Page to Eighth Amendment

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender

By:	/s/ Dusan Lazarov
Name: Dusan Lazarov
Title: Director

By:	/s/ Marcus M. Tarkington
Name: Marcus M. Tarkington
Title: Director

Signature Page to Eighth Amendment

IBERIABANK,
as a Lender

By:	/s/ Tyler S. Thoem
Name: Tyler S. Thoem
Title: Senior Vice President

Signature Page to Eighth Amendment